Exhibit 99.1

                              Administrative Report
                                       for
            Hartford Life Global Funding Trust 2005-074 (the "Trust")

                           Payment Date June 15, 2006
                             CUSIP Number 41659FDS0


(i) the amount received by the Indenture Trustee from Hartford Life Insurance Company ("Hartford Life") as of the payment date in respect of the principal, interest and premium, if any, on Funding Agreement No. 405074 (the "Funding Agreement") issued by Hartford Life Insurance Company ("Hartford Life").

                           Interest:        $71,925.00

                           Principal:       $0.00


(ii) the amount of payment on such Payment Date to holders allocable to principal and interest on the notes of the Trust

                           Interest:        $71,925.00

                           Principal:       $0.00


(iii) the aggregate stated principal amount of the Funding Agreement, the current interest rate or rates thereon at the close of business on such Payment Date, and the current rating assigned to the Funding Agreement.


                     Aggregate Principal Amount: $2,877,015.00


                     Interest Rate: 5.00%


                     Ratings:
                         Moody's Investor Services: Aa3
                         Standard & Poors' Rating Service: AA-
                         A.M. Best Rating Service: aa-
                         Fitch Rating Service: AA

(iv) the aggregate principal balance of the notes of the Trust at the close of business on such Payment Date and the current rating assigned to such notes.

                     Aggregate Principal Amount: $2,877,000.00
                     Ratings:
                         Moody's Investor Services: Aa3
                         Standard & Poors' Rating Service: AA-
                         A.M. Best Rating Service: aa-
                         Fitch Rating Service: AA

AMACAR Pacific Corp., as administrator of Hartford Life Global Funding Trust 2005-074

By: /s/ Evelyn Echevarria

Name:  Evelyn Echevarria
Title: Vice President